CONFIDENTIAL MATERIAL HAS BEEN OMMITTED AND
 FILED SEPARATELY WITH THE SECURITIES AND
 EXCHANGE COMMISION.  BOXES AND
ASTERISKS DENOTE SUCH OMISSION

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (“First Amendment”) is dated as of May 4, 2010 (the “Effective Date”), by and between Tarantula Ventures LLC, a Delaware limited liability company (“Landlord”), and RackSpace US, Inc., a Delaware corporation (“Tenant”).

W I T N E S S E T H:

R-1.           Landlord has constructed a data center facility known as “CH1 Phase I”, located at 2200 Busse Road, Elk Grove Village, Illinois (the “Building”).  CH1 Phase I contains approximately two hundred fifty-three thousand (253,000) gross square feet, comprised in part of approximately one hundred twenty-one thousand (121,000) square feet of raised floor area, and has 18.2 megawatts of Critical Load Power.  Adjoining the Building is an office building (the “Office Building”).

R-2.           By that certain Lease dated July 31, 2009, by and between Landlord and Tenant (the “Original Lease”), Tenant leases five (5) computer rooms referred to as Pods 1, 5, 6, 7 and 8 in CH1 Phase I (the “Existing Pods”), as well as the Office Space (the “Existing Office Space”) and Storage Space (the “Existing Storage Space”) (all such area being hereinafter referred to as the “Premises”).

R-3.           Landlord and Tenant desire to add three (3) large computer rooms, one (1) small computer room and additional storage space, with the possible addition of a fourth large computer room, in CH1 Phase I, as well as additional office space in the Office Building, to the Premises, subject to and in accordance with the terms and conditions set forth in this First Amendment; and

R-4.           Landlord and Tenant desire formally to reflect their understandings and agreements whereby the aforesaid rentable area will be added to the Premises, and therefore to revise and modify the Original Lease accordingly.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. RECITALS; DEFINED TERMS.  The foregoing recitals are hereby incorporated into this First Amendment by reference, as if fully set forth in this first paragraph. Capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Original Lease, as amended hereby.  As of the Effective Date, the term “Lease” shall mean the Original Lease, as amended by this First Amendment.

2. EXPANSION PODS.

A. Expansion Pods.  Landlord hereby leases and demises to Tenant and Tenant hereby leases and accepts from Landlord, for the term and upon the conditions hereinafter provided, the space in CH1 Phase 1 designated as computer rooms 3, 11, 12 and 13 on the floor plan attached as Exhibit A hereto and made a part hereof (collectively, the “Expansion Pods” and singularly, an “Expansion Pod” or, respectively, “Pod 3,” “Pod 11,” “Pod 12” and “Pod 13”).  The Expansion Pods, together with the Additional Office Space (as defined in Section 3 below) and the Additional Storage Space (as defined in Section 3 below), may be hereinafter referred to as the “Expansion Space.”  Pod 3 contains approximately two thousand seven hundred (2,700) rentable square feet of raised floor space with 433 kilowatts of available Critical Load Power and Pods 11, 12 and 13 each contain approximately eight thousand five hundred (8,500) rentable square feet of raised floor space with 1.3 megawatts of available Critical Load Power.  Landlord hereby acknowledges that Pod 1 has 433 kilowatts of available Critical Load Power and Pods 5, 6, 7 and 8 each has 1.3 megawatts of available Critical Load Power.  As used herein, the term “Pod Maximum Load Limit” shall mean and refer to the maximum available Critical Load Power available to an Expansion Pod or an Existing Pod, as applicable.  Effective as of Expansion Pods Lease Commencement Date, the Expansion Pods shall be added to and become a part of the Premises under the Lease and may be referred to thereinafter as “Pods.”  The Pods comprising a portion of the original Premises [i.e., Pods 1, 5, 6, 7 and 8], together with the Expansion Pods, are hereby agreed to contain a total area of approximately sixty-four thousand nine hundred sixty-nine (64,969) rentable square feet of raised floor space and 9.966 megawatts of available Critical Load Power.  Except as otherwise set forth in this First Amendment, all terms and conditions of the Original Lease applicable to the Pods shall apply with respect to the Expansion Pods and, effective as of the Expansion Pods Lease Commencement Date, all references to the Premises shall be deemed to include and refer to the Expansion Pods.

B. Expansion Pods Term.

(1) Except as otherwise set forth in this First Amendment, all of the provisions of this First Amendment shall be in full force and effect from and after the Effective Date.  The “Expansion Pods Lease Commencement Date” shall be June 1, 2010.  The term of the Lease with respect to the Expansion Pods (hereinafter referred to as the “Expansion Pods Lease Term”) shall commence on the Expansion Pods Rent Commencement Date, as determined pursuant to Section 2.B.(2) below, and continue for a period of fifteen (15) years thereafter, unless such Expansion Pods Lease Term shall be extended, renewed or terminated earlier in accordance with the provisions hereof.  Notwithstanding the foregoing, if the Expansion Pods Rent Commencement Date shall occur on a day other than the first day of a month, the Expansion Pods Lease Term shall commence on such date and continue for the balance of such month and for a period of fifteen (15) years thereafter.  The term “Expansion Pods Lease Term” shall include any and all renewals and extensions thereof pursuant to and in accordance with Section 2.F. below.  Notwithstanding anything to the contrary contained herein or in the Original Lease, Tenant may elect to substitute the Lease Term expiration date of any Existing Pod for the Expansion Pods Lease Term expiration date of any Expansion Pod (with an equal Pod Maximum Load Limit), provided that the aggregate Lease Term shall remain unchanged, and provided further that Tenant provides Landlord written notice of such election at least twelve (12) months prior to the expiration date of the affected Pod(s) which is soonest to occur.  Tenant’s notice shall identify which Pods are affected.  Subject to the terms and provisions of the two (2) immediately preceding sentences, all references in the Original Lease to the Lease Term or Term shall, unless the context otherwise indicates, mean and refer to the “Lease Term” with respect to the Existing Pods, the Existing Office Space and the Existing Storage Space and to the “Expansion Pods Lease Term” with respect to the Expansion Space.

(2) The “Expansion Pods Rent Commencement Date” shall be the earlier of (i) February 1, 2011 or (ii) the date on which Tenant commences the conduct of its business upon any portion of an Expansion Pod pursuant to Section 2.C. below.  Landlord warrants and covenants that, as of the Expansion Pods Lease Commencement Date, the following items shall have been completed, obtained and/or be true, as applicable, and Landlord warrants and covenants that the same will be completed, in effect and/or true, as applicable, as of the Expansion Pods Rent Commencement Date: (I) Landlord’s Work (except for the Tenant Deployment Work, which shall be completed in phases, at such times as have been agreed to between Landlord and Tenant) has been substantially completed in accordance with Section 9.1 of the Lease; [*****], more particularly described and defined in Section 2.K. below, has been substantially completed in accordance with the terms and provisions of Section 2.K. below; (III) all mechanical and electrical systems for each Expansion Pod, and all components thereof, including, without limitation, PDUs, power distribution boards, CRACs and other components of the HVAC system, UPSs, EPO kiosks, and Engine Generators, and the Security Systems and Building Management System, are in good working order; (IV) data center level 4 testing and level 5 commissioning have been completed with respect to all mechanical and electrical systems for each Expansion Pod, as certified by EYP Mission Critical Facilities, the Building engineer (“EYP”), and further supported by a final report from Hood, Patterson and Dewer, the Building commissioning agent (“HPD”); and (V) a certificate of occupancy (or local equivalent) and any other required occupancy and/or use permits have been issued by Cook County and/or any other applicable governmental authority(ies) with jurisdiction, for the Building, including the Expansion Pods.  For avoidance of doubt, except as otherwise expressly provided in Section 2.C. below, the Expansion Pods Access (as hereinafter defined), any Electrical and Mechanical Systems Testing with respect to the Expansion Pods and Tenant’s performance of any Expansion Pods Installations (as hereinafter defined), shall not constitute the conduct of Tenant’s business upon any portion of any Expansion Pod.  [*****].

(3) [*****]

Further, notwithstanding anything to the contrary contained herein, 4.333 megawatts of Critical Load Power will be available to the Expansion Pods as of the Expansion Pods Rent Commencement Date, and Tenant may use more than the applicable Expansion Pod Phase Load Limit, up to 4.333 megawatts, at any time during the Expansion Pods Phasing Period, subject to and in accordance with the terms and provisions of this Section 2.B.(3).

(4) Promptly after the Expansion Pods Rent Commencement Date and the commencement of each subsequent Phase are ascertained, Landlord and Tenant shall execute a written declaration setting forth, as applicable, the Expansion Pods Rent Commencement Date, the commencement date of each subsequent Phase for each Expansion Pod (subject to the provisions of Section 2.B.(3) above), and the date upon which the Expansion Pods Lease Term and the applicable Phase will expire for each Expansion Pod.  The form of such declaration is attached as Exhibit C to the Original Lease.  Landlord and Tenant acknowledge that the Expansion Pods Lease Term expiration date for any Expansion Pod may be changed by Tenant pursuant to and in accordance with the terms and provisions of the final two (2) sentences of Section 2.B.(1) above.

C. Expansion Pods Access.  Tenant shall not enter the Expansion Pods for any reason until after November 1, 2010.  From and after November 1, 2010 (the “Expansion Pods Access Date”), Landlord shall permit Tenant to enter the Expansion Pods (the “Expansion Pods Access”) in order to commence Tenant Installations in the Expansion Pods (“Expansion Pods Installations”), provided that, prior to commencing any such work in any Expansion Pod, Tenant shall comply in all respects with the requirements of Article IX of the Lease.  In performing Tenant’s Expansion Pods Installations from and after Expansion Pods Access Date, up until the Expansion Pods Rent Commencement Date (the “Expansion Pods Access Period”), Tenant shall be permitted to use [*****] normal, non-Critical Load Power in any Expansion Pod, at its expense, for installation and testing.  Except as otherwise expressly provided herein below, [*****], Tenant will be deemed to have commenced the conduct of its business for purposes of subpart (ii) of the first sentence of Section 2.B.(2) hereof, provided, that Landlord shall not be required to give Tenant more than one (1) such notice and opportunity to cure during the Expansion Pods Access Period.  All terms and conditions of the Original Lease, as amended by this First Amendment, shall apply to Tenant’s Expansions Pod Access during the Expansion Pods Access Period, except for the payment of Base Rent, Operating Expenses and Management Fee, which will be payable in accordance with the terms of Sections 2.D. and 2.E. below.  [*****]

D. Expansion Pods Base Rent.

(1) Commencing on the Expansion Pods Rent Commencement Date, Tenant shall pay to Landlord as monthly Base Rent, net of all Operating Expenses, without set off, deduction (unless otherwise expressly agreed to herein) or demand, with respect to each Expansion Pod an amount equal to [*****] on the date that such monthly Base Rent is due and payable, subject to annual adjustment pursuant to Section 2.D.(2) below.  The monthly Base Rent payable hereunder shall be due and payable in advance on the first day of each month.  Payment of monthly Base Rent for any fractional calendar month shall be prorated.

(2) The Expansion Pods Base Rent Rate shall be escalated on November 1, 2010 and each anniversary of such date thereafter during the Expansion Pods Lease Term by [*****].

E. Expansion Pods Additional Rent.  Effective on the Expansion Pods Lease Commencement Date, Tenant’s “Pro Rata Share” shall mean fifty-four and seventy-six one hundredths percent (54.76%).  Commencing on the Expansion Pods Lease Commencement Date, subject to the next sentence of this paragraph, Tenant shall pay the Management Fee and Tenant’s Pro Rata Share of all Operating Expenses for CH1 Phase I with respect to the entire Premises, including the Expansion Pods [*****].  [*****]. Notwithstanding anything to the contrary contained herein, upon the expiration or earlier termination of the Lease as to one or more but less than all of the Pods, Tenant’s Pro Rata Share shall be reduced to the ratio of Critical Load Power available to the Premises, as then constituted, compared to the Critical Load Power available to CH1 Phase I.

F. Expansion Pods Renewal.  Landlord hereby grants to Tenant the rights, exercisable at Tenant’s option and subject to the conditions described below, to renew the Expansion Pods Lease Term for two (2) additional, successive terms of five (5) years each (each such five-year term, if exercised, being referred to herein as an “Expansion Pods Renewal Term”).  If such rights are exercised, and if the conditions applicable thereto have been satisfied, the first Expansion Pods Renewal Term shall commence immediately following the end of the Expansion Pods Lease Term and the second Expansion Pods Renewal Term shall commence immediately following the end of the first Expansion Pods Renewal Term.  The rights of renewal (collectively, the “Expansion Space Renewal Rights”) herein granted to Tenant shall be subject to, and shall be exercised in accordance with, the terms and conditions of Article XXV of the Lease; provided, however, that (i) references therein to Lease Term shall mean Expansion Pods Lease Term; (ii) references therein to the Premises shall mean the Expansion Space; and (iii) references therein to Renewal Term shall mean Expansion Pods Renewal Term.  Moreover, the Expansion Space Renewal Rights may be exercised with respect to any or all of the Expansion Pods.  In the event Tenant exercises its Expansion Space Renewal Rights with respect to less than all of the Expansion Pods, Tenant shall, as part of its Renewal Notice, designate those portions of Additional Office Space and/or Additional Storage Space that shall also be subject to Tenant’s Expansion Space Renewal Rights.  Notwithstanding anything contained in the Lease to the contrary, Tenant’s Expansion Space Renewal Rights are in addition to Tenant’s rights to renew the Lease Term with respect to the initial Premises granted pursuant to Article XXV of the Lease.

G. Tenant’s Expansion Pod Work.  Subject to the terms and provisions of this Section 2.G. herein below, Tenant, or an agent of Tenant, will manage the construction of, and improvements to, the Expansion Pods (“Tenant’s Expansion Pods Work”).  This includes the selection of contractors, architects and/or engineers, as applicable.  Landlord will have reasonable approval rights of any proposed general contractor and will be allowed to review and reasonably approve all plans and specifications relative to Tenant’s Expansion Pods Work.  In connection with the foregoing, Tenant shall consult with, and reasonably consider suggestions by, Landlord regarding the design of the electrical distribution, perforated floor tile placement and equipment layout of the Expansion Pods in connection with Tenant’s Expansion Pods Work, to optimize the performance of the Expansion Pods.  [*****]  At Tenant’s election, Tenant may engage Landlord to perform Tenant’s Expansion Pods Work, on the same terms as are provided in Section 9.1(a) of the Original Lease regarding the Tenant Deployment Work for the initial Pods (as such terms are defined in the Original Lease); provided, however, that Section 2.2(c) of the Original Lease will not be applicable to any such Tenant’s Expansion Pods Work performed with respect to the Expansion Pods.

H. [*****].

I. [*****].

J. Pod 16.  Another tenant (“Tenant X”) in CH1 Phase I has an unexercised option (“Pod 16 Option”) to lease the space in CH1 Phase I designated as computer room 16 on the floor plan attached hereto as Exhibit B and made a part hereof (“Pod 16”).  Pod 16 contains approximately nine thousand nine hundred fifty-two (9,952) square feet of raised floor space with a Pod Maximum Load Limit of 1.3 megawatts of available Critical Load Power.  The Pod 16 Option expires on June 1, 2010.  Unless Tenant X exercises the Pod 16 Option, Pod 16 shall become a part of the Expansion Pods under this First Amendment immediately and without further action on the part of either Landlord or Tenant, on the earlier to occur of (i) the date that Landlord notifies Tenant in writing that Tenant X has elected to forego the Pod 16 Option, or (ii) June 15, 2010.  In such event, all terms and conditions of this First Amendment applicable to the Expansion Pods shall apply with respect to Pod 16 and all references to the Expansion Pods shall be deemed to include Pod 16; [*****].

K. [*****]

3. ADDITIONAL STORAGE AND OFFICE SPACE.  Landlord acknowledges and agrees that, in addition to the Expansion Pods, Tenant requires additional storage space in CH1 Phase I and additional office space in the Office Building.  Landlord agrees (i) to work with Tenant reasonably and in good faith to determine the location and amount of additional storage space (“Additional Storage Space”) and additional office space (“Additional Office Space”) Tenant will require to support its operations in the Expansion Pods and (ii) to lease such Additional Storage Space and Additional Office Space to Tenant as hereinafter provided.  Tenant will pay gross rent for the Additional Storage Space and Additional Office Space, at the rates per square foot, as escalated, that apply with respect to the Existing Storage Space and the Existing Office Space which form a part of the initial Premises.  Once the location and amount of the Additional Storage Space and Additional Office Space are determined, Landlord and Tenant shall enter into an amendment to the Lease adding such Additional Storage Space and Additional Office Space to the Premises, on terms substantially similar to the terms and provisions of the Original Lease applicable to the Existing Office Space and the Existing Storage Space, including, without limitation, Sections 1.3, 1.4, 3.3 and 9.1 of the Original Lease.  From and after the date on which the Lease commences with respect to the Additional Office Space and Additional Storage Space, (A) the Additional Office Space shall be added to and become part of the Office Space and the Premises under the Lease, and (B) the Additional Storage Space shall be added to and become part of the Storage Space and the Premises under the Lease.

4. [*****]

5. MODIFICATIONS TO ORIGINAL LEASE.  The Original Lease shall be modified as set forth herein below.

A. The first sentence of Section 4.6 of the Original Lease is hereby amended such that the brackets surrounding the words “Washington, D.C.” are hereby deleted and the bracketed words “[Chicago Illinois]” (including the brackets), are hereby deleted.

B. The following provision is added to Section 5.6 of the Original Lease:

“[*****]”

Furthermore, the penultimate sentence of Section 5.6 of the Original Lease is hereby amended to delete the word “personal” and replace it with the word “personnel.”

C. The references in Sections 13.2(i) and 13.2(iii) and in the penultimate sentence of Section 13.2 of the Original Lease to “5.633 megawatts” shall be deleted and replaced with “9.966 megawatts,” provided, that, in the event Pod 16 is added to the Expansion Pods pursuant to and in accordance with Section 2.J above, such references shall be replaced with “11.266 megawatts.”

D. Section 13.5 of the Original Lease is hereby amended as follows:

(i) The penultimate grammatical sentence of Section 13.5 of the Original Lease is hereby deleted in its entirety.

(ii)           The following provision is added to the end of Section 13.5 of the Original Lease:

“[*****]”

E. The second sentence of Section 13.9 of the Original Lease is hereby deleted in its entirety and replaced with the following:

“[*****]”

F. Section 13.10 of the Original Lease is hereby deleted in its entirety and replaced with the following:

“13.10           Landlord is developing, and will install and implement, on or before February 1, 2011, a “dashboard” type web-based monitoring system for the tenants’ use (the “Dashboard Monitoring System”) that is integrated with the Building Monitoring System (or BMS) and permits Tenant to monitor and observe (i) the environmental conditions [i.e., temperature, humidity and underfloor pressure] (the “Environmental Conditions”) within each Pod [Existing and Expansion Pods] and (ii) the parameters and status of the CRAC units within each Pod [Existing and Expansion Pods] and (iii) the load parameters (current, KVA & kW) for those portions of the Building electrical distribution systems (PDUs and UPS output distribution boards) directly supporting each Pod [Existing Pods and Expansion Pods], ((i) – (iii) collectively, the “Pod Mechanical and Electrical Systems”).  Once developed and installed, Landlord and Tenant will enter into a license agreement reasonably acceptable to each party, under the terms of which license agreement, and pursuant to the terms and provisions of this Lease, Tenant will have non-exclusive access to, and use of, at no additional charge to Tenant, the Dashboard Monitoring System in order to monitor and observe the Environmental Conditions and the Pod Mechanical and Electrical Systems.  [*****]”

G. Section 18.6 of the Original Lease is hereby amended such that the late charge is changed from two percent (2%) of the amount of the payment of Base Rent to a flat fee of $10,000.

H. The fifth (5th) sentence of Section 26.1(c) of the Original Lease is hereby deleted and replaced with the following:

“If the operation of the antenna shall require electrical power, Landlord will install, at Tenant’s reasonable cost (payable as Additional Rent upon receipt of an invoice from Landlord), a twenty (20) amp, one hundred twenty (120) volt circuit with an unprotected (non-UPS) utility outlet (the “Antennae Power Source”), to power the antenna.  Tenant shall pay Landlord, as Additional Rent hereunder, [*****] for the use of power from the Antennae Power Source.”

I. The reference in Section 23.1 of the Original Lease to “[*****]” shall be deleted and replaced with “[*****].”

J. The references in Article XXIX to the “Premises” shall be deleted and replaced with the “Existing Pods, Existing Office Space and Existing Storage Space.”

K. The following provisions are added as subsections (c), (d) and (e) to Section B.iii. of the Services Exhibit attached as Exhibit F to the Original Lease:

“(c)           Preventative Maintenance Program

[*****]. In connection with the foregoing, promptly after establishment thereof, Landlord shall provide Tenant with access to documentation reasonably acceptable to Tenant setting forth the parameters and specifications of the Preventative Maintenance Program, in order for Tenant to review such documentation.

(d)           Building Maintenance and Testing Information

As part of Landlord’s Maintenance and Repair Obligations, Landlord shall maintain such records, documentation and other information regarding Landlord’s maintenance, repairs and testing of the Building Structure and Systems [including, by way of example and not limitation, records regarding Landlord’s preventative and routine maintenance on the Building mechanical and electrical systems] as is consistent with industry standards for first class data centers (the “Building Maintenance and Testing Information”).  [*****].

(3)    Training Programs

[*****].

L. The following shall be added as Section F of Exhibit F to the Original Lease:

“[*****]”

M. The following is added as Section C.iv. of the Services Exhibit attached as Exhibit F to the Original Lease:

“[*****]”

6. BROKER AND AGENT.

Landlord and Tenant each represents and warrants to the other that neither of them has employed or dealt with any broker, agent or finder in carrying on the negotiations relating to this First Amendment.  Each party shall indemnify and hold the other harmless from and against any claim or claims for brokerage or other commissions asserted by any broker, agent or finder engaged by the indemnifying party or with whom the indemnifying party has dealt in connection with this First Amendment.

7. OTHER TERMS AND PROVISIONS.

A. Landlord Representation.  As of the Effective Date, Landlord represents that there is no mortgage or deed of trust encumbering the Property.

B. Ratification.  Except as otherwise expressly modified by the terms of this First Amendment, the Original Lease shall remain unchanged and continue in full force and effect.  All terms, covenants and conditions of the Original Lease not expressly modified herein are hereby confirmed and ratified and remain in full force and effect, and, as further amended hereby, constitute valid and binding obligations of Landlord and Tenant enforceable according to the terms thereof.  If any provision of this First Amendment conflicts with the Original Lease, the provisions of this First Amendment shall control.

C. Binding Effect.  All of the covenants contained in this First Amendment, including, but not limited to, all covenants of the Original Lease as modified hereby, shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, legal representatives and permitted successors and assigns.

D. Effectiveness.  The submission of this First Amendment shall not constitute an offer, and this First Amendment shall not be effective and binding unless and until fully executed and delivered by each of the parties hereto.

E. Counterparts.  This First Amendment may be executed in multiple counterparts, each of which shall be an original, but all of which shall constitute one and the same First Amendment.  Additionally, the parties hereto hereby covenant and agree that, for purposes of facilitating the execution of this First Amendment, (i) a facsimile signature shall be deemed to be an original signature and (ii) a telecopy delivery or electronic delivery (i.e., the transmission by any part of his, her or its signature on an original or any copy of this First Amendment via telecopy, fax machine or e-mail) shall be deemed to be the delivery by such party of his, her or its original signature hereon.

F. Entire Agreement.  The terms and provisions set forth in this First Amendment constitute the entire agreement and understanding between Landlord and Tenant with respect to the specific subject matter addressed herein, and are hereby deemed to supersede all prior agreements and understandings (including, without limitation, those expressed originally in the Original Lease, to the extent inconsistent with the terms and provisions of this First Amendment, and any prior oral or written communications between Landlord and Tenant, or their respective agents or representatives) concerning the specific subject matter hereof.  No subsequent modification or amendment of the terms and provisions of this First Amendment shall be effective unless in writing and signed by Landlord and Tenant.

G. Authority.  By its execution and delivery hereof, Landlord does hereby certify and confirm to Tenant that the undersigned party executing this First Amendment as Landlord is, in fact, presently the “Landlord” under the Lease, that the person(s) or party(ies) executing this First Amendment on behalf of Landlord has/have done so with all requisite due authority, with the effect that this First Amendment, as so executed, constitutes the valid and binding agreement of Landlord, enforceable against Landlord in accordance with the terms and provisions hereof, and that this First Amendment has been duly executed and delivered by Landlord without the necessity of the joinder of any third party.  By its execution and delivery hereof, Tenant does hereby certify and confirm to Landlord that the person(s) or party(ies) executing this First Amendment on behalf of Tenant has/have done so with all requisite due authority, with the effect that this First Amendment, as so executed, constitutes the valid and binding agreement of Tenant, enforceable against Tenant in accordance with the terms and provisions hereof, and that this First Amendment has been duly executed and delivered by Tenant without the necessity of the joinder or consent of any third party.

H. Construction.  Descriptive headings used herein are for convenience of reference only and shall not control or affect the meaning or construction of any provision set forth in this First Amendment.  Where required for proper interpretation, words used herein in the singular tense shall include the plural, and vice versa; the masculine gender shall include the neuter and the feminine, and vice versa.  As used in this First Amendment, the words “hereof,” “herein,” “hereunder” and words of similar import shall mean and refer to this entire First Amendment and not to any particular section or paragraph of this First Amendment, unless the context clearly indicates otherwise.  If any provision hereof is for any reason unenforceable or inapplicable, the other provisions hereof will remain in full force and effect in the same manner as if such unenforceable or inapplicable provision had never been contained herein.  This First Amendment shall be construed without presumption of any rule requiring construction to be made against the party causing same to be drafted.  This First Amendment shall be construed and interpreted pursuant to the laws of the State of Illinois.

I. Guarantor.  The Guarantor has joined in this First Amendment for purposes of consenting to the terms and conditions of this First Amendment and confirming that the Guaranty dated July 31, 2009 is in full force and effect and is fully enforceable with respect to the Original Lease, as amended by this First Amendment.

[Signature Page Below]

{005.00065696.7}
437355 v6/RE

IN WITNESS WHEREOF, Landlord and Tenant have executed this First Amendment on or as of the day and year first above written.

LANDLORD:

TARANTULA VENTURES LLC,
a Delaware limited liability company

By:  Tarantula Interests LLC,
        a Delaware limited liability company
        its Managing Member

        By:  DuPont Fabros Technology, L.P.,
                a Maryland limited partnership,
                its Managing Member

    By:  DuPont Fabros Technology, Inc.,
                        a Maryland corporation,
                        its General Partner

By:	/s/ Hossein Fateh
Name:	Hossein Fateh
Title:	President & CEO

TENANT:

RACKSPACE US, INC.,
a Delaware corporation

By:	/s/ Alan Schoenbaum
Name:	Alan Schoenbaum
Title:	Sr. Vice President & General Counsel

GUARANTOR:

RACKSPACE HOSTING, INC.,
a Delaware corporation

By:	/s/ Alan Schoenbaum
Name:	Alan Schoenbaum
Title:	Sr. Vice President & General Counsel

EXHIBIT A

Floor Plan (Pods 3, 11, 12 and 13)

****

  A-1

EXHIBIT B

Floor Plan (Pod 16)

****

B-1